UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 18, 2012, Ramtron International Corporation (the “Company”) entered into an Agreement and Plan of Merger with Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), and Rain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cypress (“Purchaser”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2012, by and among Cypress, Purchaser and the Company (as amended, the “Merger Agreement”), pursuant to which, among other things, Cypress caused Purchaser to amend its June 21, 2012 offer to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, including the associated preferred stock purchase rights (the “Rights” and, together with the Common Stock, the “Shares”), to $3.10 per Share (the “Offer Price”), net to the seller in cash (less any applicable withholding taxes and without interest) (as amended, the “Offer”).

On October 10, 2012, Cypress announced that the initial offering period had expired at midnight, New York City time, and that the depositary for the Offer had advised Cypress that a total of 23,290,666 Shares were validly tendered and not withdrawn prior to the expiration of the initial offering period, representing, together with Shares beneficially owned by Cypress, approximately 70% of the Shares outstanding. An additional 559,785 Shares were tendered subject to guaranteed delivery procedures, representing approximately 2% of the Shares outstanding. All of the Shares that were validly tendered in the initial offering period and not withdrawn were accepted for payment by Purchaser on October 10, 2012.

On October 10, 2012, Cypress also announced that it had commenced a subsequent offering period for all remaining untendered Shares, which expired at 5:00 p.m., New York City time, on Wednesday, October 17, 2012. On October 17, 2012, Cypress announced that, based on information provided by the depositary for the Offer, 25,912,939 Shares were validly tendered and not withdrawn during the Offer and the subsequent offering period (including Shares that were tendered by guaranteed delivery procedures and subsequently delivered) representing, together with Shares beneficially owned by Cypress, approximately 78% of the Shares outstanding. Purchaser accepted for payment all of the Shares that were validly tendered and not withdrawn in the subsequent offering period.

On November 20, 2012, pursuant to the terms of the Merger Agreement, the Company completed its merger with Purchaser, whereby Purchaser was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Cypress (the “Merger”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 19, 2012, and Amendment No. 1 to Agreement and Plan of Merger, dated as of November 19, 2012, by and among Cypress, Purchaser and the Company, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 21, 2012, each of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 20, 2012, pursuant to the terms of the Merger Agreement, Cypress completed the Merger. As a result of the Merger, all of the issued and outstanding capital stock of the Company is now owned by Cypress.

On November 20, 2012, in connection with the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Shares. On November 20, 2012, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 to delist and deregister the Shares. The Company will file with the SEC a certification on Form 15 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations pursuant to Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result, and at the effective time, of the Merger (the “Effective Time”), each issued and outstanding Share (other than those owned by Cypress or any of its subsidiaries or Ramtron or any of its subsidiaries and any Shares in respect of which rights of appraisal have been properly and validly exercised) ceased to be outstanding and was cancelled and extinguished and automatically converted into the right to receive $3.10 per Share, net to the seller in cash (less any applicable withholding taxes and without interest).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective upon completion of the Merger, the following persons, who were the directors of Purchaser prior to the Effective Time, will continue to serve as directors of the Company: Brad W. Buss, Dana C. Nazarian and Neil H. Weiss. As a result of the Merger, William G. Howard, Jr., William L. George, Theodore J. Coburn, T.J. Rodgers, Cathal Phelan and Thomas Surrette are no longer directors of the Company.

Effective upon completion of the Merger, the following persons, who were the officers of Purchaser prior to the Effective Time, became the officers of the Company: Brad W. Buss, Secretary, Dana C. Nazarian, President, and Neil H. Weiss, Treasurer. As a result of the Merger, Eric A. Balzer, Gery E. Richards, Ying Shiau and Peter L. Zimmer are no longer officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 20, 2012, in connection with the Merger, the Company’s certificate of incorporation was amended and restated (the “Amended Charter”) to be identical to Purchaser’s certificate of incorporation as in effect immediately prior to the Effective Time, except that the name of the company set forth therein was changed to Ramtron International Corporation. Also on November 20, 2012, in connection with the Merger, the bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the bylaws of the Company, except that the name of the company set forth therein was changed to Ramtron International Corporation (the “Amended Bylaws”). The Amended Charter and the Amended Bylaws are attached as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 20, 2012, the Company held a special meeting of its stockholders (the “Special Meeting”).

Set forth below are the proposals on which the stockholders of the Company voted at the Special Meeting and the voting results for each proposal.

(i)	A proposal to approve and adopt the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,635,168	282,240	1,431	0

This proposal was approved.

(ii)	A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable by the Company to its named executive officers that is based on or otherwise relates to the Merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,596,561	306,783	15,495	0

This proposal was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ramtron International Corporation.

3.2	Amended and Restated Bylaws of Ramtron International Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

By:	/s/ Brad W. Buss
Name:	Brad W. Buss
Title:	Secretary

Dated: November 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ramtron International Corporation.

3.2	Amended and Restated Bylaws of Ramtron International Corporation.